Exhibit 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Reports Fourth Quarter and Annual Results

LIVERMORE, Calif. — February 5, 2014 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2013 that ended on December 28, 2013. Quarterly revenues were $48.5 million, down 28% from $67.6 million in the third quarter of fiscal 2013, and up 2% from $47.7 million in the fourth quarter of fiscal 2012.

For fiscal 2013, FormFactor posted revenue of $231.5 million, up 30% from $178.5 million in fiscal 2012.

On a GAAP basis, net loss for the fourth quarter of fiscal 2013 was $(18.8) million, or $(0.34) per fully-diluted share, compared to a net loss for the third quarter of fiscal 2013 of $(10.7) million, or $(0.20) per fully-diluted share, and a net income for the fourth quarter of fiscal 2012 of $0.6 million, or $0.01 per fully-diluted share. Net loss for fiscal 2013 was $(57.7) million, or $(1.06) per fully-diluted share, compared to a net loss of $(35.5) million, or $(0.70) per fully-diluted share, for fiscal 2012.

On a non-GAAP basis, net loss for the fourth quarter of fiscal 2013 was $(10.9) million, or $(0.20) per fully-diluted share, compared to a net loss for the third quarter of fiscal 2013 of $(3.5) million, or $(0.06) per fully-diluted share, and a net loss for the fourth quarter of fiscal 2012 of $(13.3) million, or $(0.25) per fully-diluted share. On a non-GAAP basis, net loss for fiscal 2013 was $(21.5) million, or $(0.40) per fully-diluted share. A reconciliation of GAAP to non-GAAP net loss and net loss per share is provided in the schedules included below.

Cash usage for the fourth quarter of fiscal 2013 was $(5.2) million, compared to cash generated of $1.8 million for the third quarter of fiscal 2013 and cash usage of $(110.4) million for the fourth quarter of fiscal 2012. Excluding cash usage attributable to the acquisition of Astria, but including cash from Astria’s operations subsequent to the acquisition, cash usage for the fourth quarter of fiscal 2012 was $(13.7) million.

"Despite certain market and seasonality challenges in the fourth quarter, FormFactor made significant progress in our operational and financial performance in 2013”, said Tom St. Dennis, FormFactor CEO and Executive Chairman. “2013 marked the first full year of the FormFactor/MicroProbe business combination and we delivered 2 quarters of positive cash flow for the first time since 2007. Exiting the year as a leader in both the DRAM and Logic markets, we are positioning FormFactor for sustainable profitability as we move into 2014.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through February 7, 2014, 9:00 p.m. Pacific Standard Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 31046117. Additionally, the replay will be available on the Investors section of our website, www.formfactor.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM) is a leader in advanced wafer test solutions. The company’s advanced wafer probe cards enable semiconductor manufacturers to lower their overall production costs, improve yields and bring next-generation devices to market. FormFactor’s acquisition of MicroProbe creates the leading wafer test solution provider for both memory and non-memory semiconductor manufacturers. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

FormFactor, MicroProbe, and the FormFactor and MicroProbe logos are registered or unregistered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

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Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions or trends, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: unexpected changes in demand for the company’s products and the company’s manufacturing utilization, supplier and manufacturing challenges; seasonal industry trends; risks of the company’s ability to realize further operational efficiencies and achieve synergies through the MicroProbe integration; risks of the company’s operational execution and ability to be profitable in 2014; and changes in the market and macro-economic environments. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 29, 2012, as filed with the SEC, and subsequent SEC filings, including the company’s Quarterly Reports on Forms 10-Q. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Revenues	$48,546	$47,654	$231,533	$178,535
Cost of revenues	44,288	50,798	189,249	153,204
Gross profit (loss)	4,258	(3,144)	42,284	25,331
Operating expenses:
Research and development	9,994	9,775	42,139	40,130
Selling, general and administrative	12,160	14,958	53,217	49,231
Restructuring charges, net	443	333	4,658	2,917
Loss on sale of subsidiary	—	—	300	—
Impairment of long-lived assets	567	49	761	421
Gain on settlement of litigation	—	(3,250)	—	(3,250)
Total operating expenses	23,164	21,865	101,075	89,449
Operating loss	(18,906)	(25,009)	(58,791)	(64,118)
Interest income, net	88	134	386	691
Other income, net	82	334	623	1,461
Loss before income taxes	(18,736)	(24,541)	(57,782)	(61,966)
Provision for (benefit from) income taxes	53	(25,144)	(99)	(26,420)
Net (loss) income	$(18,789)	$603	$(57,683)	$(35,546)

Net (loss) income per share:
Basic	$(0.34)	$0.01	$(1.06)	$(0.70)
Diluted	$(0.34)	$0.01	$(1.06)	$(0.70)

Weighted-average number of shares used in per share calculations:
Basic	54,608	52,745	54,204	50,551
Diluted	54,608	52,921	54,204	50,551

FORMFACTOR, INC.
RECONCILIATION OF NON-GAAP NET LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

GAAP net (loss) income	$(18,789)	$603	$(57,683)	(35,546)
Stock-based compensation	2,999	3,560	12,124	13,049
Restructuring charges, net	443	333	4,658	2,917
Acquisition and integration related expenses	(8)	1,785	1,292	2,960
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	3,910	9,125	16,857	9,125
Impairment of long-lived assets and loss on sale of subsidiary	567	49	1,061	420
Gain on litigation	—	(3,250)	—	(3,250)
Income tax valuation allowance	—	(25,520)	150	(25,520)
Non-GAAP net loss	$(10,878)	$(13,315)	$(21,541)	$(35,845)

Non-GAAP net loss per share:
Basic	$(0.20)	$(0.25)	$(0.40)	$(0.71)
Diluted	$(0.20)	$(0.25)	$(0.40)	$(0.71)

Weighted-average number of shares used in per share calculations:
Basic	54,608	52,745	54,204	50,551
Diluted	54,608	52,745	54,204	50,551

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 28, 2013	December 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$59,196	$72,243
Marketable securities	91,895	93,545
Accounts receivable, net	30,189	28,919
Inventories, net	20,707	23,616
Deferred tax assets	2,776	4,613
Refundable income taxes	782	5,667
Prepaid expenses and other current assets	6,106	10,569
Total current assets	211,651	239,172
Restricted cash	435	318
Property, plant and equipment, net	35,190	45,515
Goodwill	30,731	30,994
Intangibles, net	57,470	74,276
Deferred tax assets	3,960	4,207
Other assets	1,271	1,200
Total assets	$340,708	$395,682

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,313	$21,015
Accrued liabilities	13,985	17,270
Capital leases, current portion	270	573
Income taxes payable	172	—
Deferred revenue	7,030	6,189
Total current liabilities	37,770	45,047
Long-term income taxes payable	2,497	3,028
Capital leases, net of current portion	—	340
Deferred rent and other liabilities	6,355	8,009
Total liabilities	46,622	56,424
Stockholders’ equity:
Common stock and capital in excess of par value	695,686	681,211
Accumulated other comprehensive income (loss)	(249)	1,715
Accumulated deficit	(401,351)	(343,668)
Total stockholders’ equity	294,086	339,258
Total liabilities and stockholders’ equity	$340,708	$395,682